UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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Welcome Email

Email subject: Welcome to Energy Factor Asia Pacific

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Thank you for subscribing to Energy Factor Asia Pacific’s Exxchange newsletter.

This newsletter keeps you up to date with the cutting-edge developments and innovations the energy sector makes to help power our future in the region.

Over the coming weeks we’ll be sharing some of the most important stories in energy, straight to your inbox.

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- Energy Factor team

Onboarding email #1: Natural gas, cleaner energy

Email subject: What’s powering your world: lower-carbon technologies, including natural gas

Thanks again for signing up for the Exxchange newsletter. The world is undergoing an energy transition, and in today’s newsletter we discover how lower carbon technologies, including natural gas, is helping to power the way forward while managing the risks of climate change.

Discover the ways in which these energy sources are not just keeping the lights on, but changing lives.

As we continue to develop solutions in our business, we’ll keep you updated here in our newsletter and on our website.

Onboarding email #2: Lower carbon solutions & technology

Email subject: The technology building a lower-carbon future

Hello again and thank you for subscribing to our newsletter! This week we’re exploring the innovative developments and new technology, like carbon capture and storage, that are helping the world meet the demand for increasing levels of reliable energy while reducing CO2 emission levels.

Make sure to stay tuned as we dive into technological advancements that are helping us work towards a lower-carbon world. As we continue to develop solutions in our business, we’ll keep you updated here in our newsletter and on our website.

Onboarding email #3: Economic & community development

Email subject: Fuelling a better life for today and tomorrow

Hello and thank you again for being a part of our community. Energy is a liberating force, and access to reliable power is helping to change lives around the world for the better.

Today, we’re sharing some of the ways ExxonMobil not only supplying energy but also playing an active role in helping to improve the communities in which it operates, now and into the future.

Make sure to stay tuned as we dive into the ways we are working towards a better tomorrow and a lower-carbon world. As we continue to develop solutions in our business, we’ll keep you updated here in our newsletter and on our website.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.